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                    Amendment No. 1 to Design/Build Contract


                              ALADDIN HOLDINGS, LLC
                      2810 West Charleston Blvd., Ste. F-58
                             Las Vegas, Nevada 89102
                                 (702) 870-1234

                                 AMENDMENT NO. 1

      This Amendment No. 1 is entered into this 21st day of January, 1998 by and between Aladdin Holdings, LLC and Fluor Daniel, Inc.

      WHEREAS, on December 4, 1997, the parties executed a Contract for the design and construction of the Aladdin Hotel & Casino, related retail and underground parking (the "Project");

      WHEREAS, the parties now desire to amend said Contract in certain particulars;

      NOW, THEREFORE, for good and valuable consideration the receipt of which is acknowledged, the parties agree as follows to:

      Amend article 4.1 of the Contact in the following respects:

      1) 4.1 Guaranteed Maximum Price. Design/Builder shall be paid on a Guaranteed Maximum Price ("GMP") basis as described in Attachment G. Subject to additions and deductions which may be made in accordance with the Contract Documents, Design/Builder agrees that the total costs payable by Owner for the Work described in Attachments A and E shall not exceed a Guaranteed Maximum Price of Two Hundred Sixty-Seven Million Dollars ($267,000,000.00), as set forth in Attachment G. Design/Builder agrees to honor the GMP provided that the Notice to Proceed is received on or before February 15, 1998. In the event that the Notice to Proceed is not received on or before February 15, 1998, Design/Builder reserves the right to revise the GMP. In the event that the Notice to Proceed is not received on or before March 1, 1998, Design/Builder may terminate this Contract without any further obligation.

      Except as specifically set forth above, all other terms and conditions of the Contract remain unchanged.


FLUOR DANIEL, INC.                     ALADDIN HOLDINGS, LLC, a Delaware
                                       Limited Liability Company
By:   /s/ Bob McNamara                       By: ALADDIN MANAGEMENT CORP.,
      ---------------------------           a Nevada Corporation, its Manager

Title: Vice President
       --------------------------

Date: January 21, 1998                 By:   /s/ Ronald Dictrow
      ---------------------------         ---------------------
                                          Ronald Dictrow
                                          Chief Financial Officer and Treasurer